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                                                                 EXHIBIT (10)(c)
                                AMENDMENT NO. 2
                                  TO H&R BLOCK
             SUPPLEMENTAL DEFERRED COMPENSATION PLAN FOR EXECUTIVES

  H&R BLOCK, INC. (the "Company"), adopted the H&R Block Supplemental Deferred Compensation Plan for Executives (the "Plan") effective as of May 1, 1994. The Company amended the Plan by Amendment No. 1 effective September 7, 1994. The Company continues to retain the right to amend the Plan, pursuant to action by the Company's Board of Directors. The Company hereby exercises that right. This amendment is effective as of August 1, 1995.

                                   AMENDMENT

1. The Plan is amended by adding the following new Section 2.1.8a immediately after Section 2.1.8 and immediately prior to Section 2.1.9:

                "2.1.8a 'BUSINESS DAY' for purposes of the Plan means a day on which the Common Stock is traded on the New York Stock Exchange."

2. Section 4.1.2 of the Plan is amended by adding the following new paragraph at the end of said Section:

         "The Company shall post to the Account of such Participant for the calendar month in which any Plan Year contribution is made by the Company pursuant to the first paragraph of this Section 4.1.2 a number of Deferred Compensation Units equal to (i) the dollar amount of any such Plan Year contribution made during such month; divided by (ii) the Closing Price on the first Business Day of the following calendar month. Deferred Compensation Units attributable to any contribution made by the Company pursuant to the first paragraph of this Section 4.1.2 shall be posted as of the same time as such corresponding contributions."

3. Section 4.1.3 of the Plan is amended by adding the words "and Company Contributions (and the corresponding number of Deferred Compensation Units)" after the word "deferrals" in the first sentence of said Section 4.1.3, and by adding the word and numbers "and 4.1.2" after the numbers "4.1.1" in said first sentence.

4. Section 4.3 of the Plan, as previously amended, is further amended by replacing such Section 4.3 with the following new Section 4.3:

   "Section 4.3  Valuation For Purposes of Computing Benefit Payments.

                4.3.1 Valuation Upon Retirement, Death, Disability or Termination of Employment with all Affiliates as a Result of a Change in Control. If a Participant terminates employment with all
         Affiliates (a) before Normal Retirement Date or Early Retirement Date as a result of a Change of
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         Control, or (b) at or after Normal Retirement Date or Early Retirement
         Date, or if a Participant dies prior to the termination of employment, his or her Account shall be valued for purposes of determining benefit payments under Article 6 as of the first Business Day of the calendar month which immediately follows the calendar month in which the termination of employment or death occurs, as described in Section 4.2. If a Participant is Disabled, his or her Account shall be valued for purposes of determining benefit payments under Article 6 as of the first Business Day of the first calendar month that immediately follows the later of (i) the calendar month in which his or her Early Retirement Date occurs, or (ii) the calendar month in which the last day of the 90-day period referred to in
         Section 4.1.3 occurs. Except for distributions in the form of a lump sum and distributions pursuant to Section 6.6.2, a Participant's Account shall be valued on the first Business Day of each calendar year following the calendar year in which benefit payments commence, as described in Section 6.4.2.

                4.3.2 Valuation Upon Resignation or Discharge. If a Participant terminates employment with all Affiliates before Normal Retirement Date or Early Retirement Date for reasons other than death, Disability, or a Change in Control, his or her Account shall be valued for purposes of determining benefit payments under Article 6 as of the first Business Day of the calendar month which immediately follows the calendar month in which the termination of employment occurs, as described in Section 4.2. Earnings after such valuation date shall be credited at an annual interest rate equal to the rate of one-year United States Treasury notes. The rate of one-year United States Treasury notes will be determined once each Plan Year and will be the rate in effect as of September 30 of the Plan Year immediately prior to the Plan Year to which it applies, as published by Salomon Brothers, Inc., or any successor thereto, or as determined by the Chief Financial Officer of the Company."

5. Section 6.2 of the Plan is amended by replacing the fifth sentence of the second paragraph thereof with the following new sentence:

   "Interest compounded annually shall be paid by the Company to the Participant (or the Participant's Beneficiary if the Participant is deceased) on any such refund from the date of the Company's payment of the lump sum at an annual rate equal to the rate of one-year United States Treasury notes in effect as of September 30 of the Plan Year immediately prior to the Plan Year in which such refund is paid, as published by Salomon Brothers, Inc.,





AMENDMENT NO. 2 TO SUPPLEMENTAL
DEFERRED COMPENSATION PLAN FOR EXECUTIVES

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   or any successor thereto, or as determined by the Chief Financial Officer of the Company."

6. Section 6.3 of the Plan, as previously amended, is replaced with the following new Section 6.3:

        "Section 6.3 Form of Benefits Upon Resignation or Discharge, or Termination of Employment with all Affiliates as a Result of Change of Control.

                6.3.1 Upon a Participant's termination of employment with all Affiliates before Normal Retirement Date or Early Retirement Date, but following a Change of Control, payments from the Account shall be paid in a lump sum within ninety (90) days after the date of the termination of employment.

                6.3.2 If a Change of Control has not occurred, for Participants who terminate employment with all Affiliates on or after August 1, 1995, but before the Normal Retirement Date or the Early Retirement Date, for reasons other than Disability or death, payment(s) from the Account shall be in the form of (a) semimonthly payments over a 10-year period (a "10-year payout"); (b) semimonthly payments over a five-year period (a "5-year payout"); or (c) a lump sum, as elected by the Participant at the time of said Participant's first Permissible Deferral election, or, in the case of a Participant who made one or more Permissible Deferral elections prior to August 1, 1995, as elected by the Participant in writing during a special election period between August 15, 1995 and September 15, 1995, inclusive (the "Special Election Period"). If a Participant has actual knowledge of the forthcoming termination of his or her employment with all Affiliates (the possession of such actual knowledge to be determined by the Committee), no election may be made by such Participant during the Special Election Period under this
         Section 6.3.2 (and, if the Committee determines that an election was made by a Participant with such actual knowledge, such election shall be null and void).

                6.3.3 If no election under Section 6.3.2 is made by the Participant eligible to make such an election, payment from the Account shall be in the form of a lump sum. An election made in accordance with Section 6.3.2 shall apply to all Permissible Deferral elections made by the Participant under the Plan and is irrevocable.

                6.3.4 If an eligible Participant has elected a 10-year payout or a 5-year payout pursuant to Section 6.3.2, and the amount of each semimonthly





AMENDMENT NO. 2 TO SUPPLEMENTAL
DEFERRED COMPENSATION PLAN FOR EXECUTIVES

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         installment, as initially calculated, is less than $500 (such calculation to be accomplished by amortizing the value of the Participant's Account over the payment period using a crediting rate equal to the rate of one-year United States Treasury notes in effect as of September 30 of the Plan Year prior to the Plan Year in which the termination of employment occurs), the form of payment(s) for such Participant shall be a 5-year payout in lieu of an elected 10-year payout (unless the amount of each semimonthly installment under a 5-year payout, as so calculated, is also less than $500, in which case the form of payment will be a single lump sum), or a lump sum in lieu of an elected 5-year payout, as the case may be.

                6.3.5 Notwithstanding any other provisions of the Plan, an eligible Participant who (1) elects either a 10-year payout or a 5-year payout and either such payout is not automatically converted to a lump sum pursuant to Section 6.3.4, and (2) terminates employment before the Normal Retirement Date or the Early Retirement Date may, at any time before or after a Change in Control, elect to receive an immediate lump-sum payment of the value of said Participant's Account reduced by a penalty, which shall be forfeited to the Company, in lieu of payments in accordance with the 10-year payout or the 5-year payout, whichever is applicable. The penalty shall be equal to ten percent (10%) of the value of such Account if the election is made before a Change in Control and shall be equal to five percent (5%) of the value of such Account if the election is made after a Change in Control. However, the penalty shall not apply if the Committee determines, based on advice of counsel or a final determination or ruling by the Internal Revenue Service or any court of competent jurisdiction, that by reason of the provisions of this paragraph any Participant has recognized or will recognize gross income for federal income tax purposes under this Plan in advance of payment to the Participant of Plan benefits. The Company shall notify all Participants of any such determination by the Committee and shall thereafter refund all penalties which were imposed hereunder in connection with any lump-sum payments made at any time during or after the first year to which the Committee's determination applies (i.e., the first year for which, by reasons of the provisions of this paragraph, gross income under this Plan is recognized for federal income tax purposes in advance of payment of benefits). Interest compounded annually shall be paid by the Company to the Participant (or the Participant's Beneficiary if the Participant is deceased) on any such refund





AMENDMENT NO. 2 TO SUPPLEMENTAL
DEFERRED COMPENSATION PLAN FOR EXECUTIVES

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         from the date of the Company's payment of the lump sum at an annual rate equal to the rate of one-year United States Treasury notes in effect as of September 30 of the Plan Year immediately prior to the Plan Year in which such refund is paid, as published by Salomon Brothers, Inc., or any successor thereto, or as determined by the Chief Financial Officer of the Company. The Committee may also reduce or eliminate the penalty if it determines that the right to elect an immediate lump-sum payment under this paragraph, with the reduced penalty or with no penalty, as the case may be, will not cause any Participant to recognize gross income for federal income tax purposes under this Plan in advance of payment to the Participant of Plan benefits."

7. Section 6.4 of the Plan, as previously amended, is replaced with the following new Section 6.4:

         "Section 6.4.   Amount of Benefit.

                6.4.1 Except for distributions in the form of a lump sum, benefit payments shall be in the form of semimonthly cash installments paid during the applicable payment period (the "Overall Payment Period"). The amount of each installment payment shall be level during the portion of the Overall Payment Period ending on December 31 of the Plan Year in which benefit payments commence (the "Initial Payment Period"), during each complete Plan Year of the Overall Payment Period thereafter (a "Plan Year Payment Period"), and during any remaining period of the Overall Payment Period following the last Plan Year Payment Period (the "Remainder Payment Period"), but will vary from one such portion of the Overall Payment Period to the next.

                6.4.2 Except for distributions pursuant to Section 6.3, the amount of each level benefit payment for the Initial Payment Period, if any, shall be calculated using the balance in the Account as of the valuation date specified in Section 4.3.1 and dividing it by the total number of semimonthly periods in the Overall Payment Period. For each Plan Year Payment Period, and for the Remainder Payment Period, if any, the amount of each level benefit payment shall be adjusted to reflect the value of the Account as of the first Business Day of such Plan Year Payment Period or Remainder Payment Period, as the case may be, and shall be calculated by dividing the balance in the Account as of such first Business Day by the total number of semimonthly periods remaining in the entire payment period.





AMENDMENT NO. 2 TO SUPPLEMENTAL
DEFERRED COMPENSATION PLAN FOR EXECUTIVES

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                6.4.3  For distributions pursuant to  Section 6.3 (other than pursuant to Section 6.3.1), the amount of each level benefit payment for the Initial Payment Period, if any, for each Plan Year Payment Period, and for the Remainder Payment Period, if any, shall be calculated using the balance in the Account as of the beginning of the applicable payment period and amortizing such balance over the remaining Overall Payment Period at the crediting rate specified in
         Section 4.3.2, such that the Account balance at the end of the Overall Payment Period is zero.

                6.4.4 Generally, the Account shall continue to be credited during the Overall Payment Period with gains and losses as provided in
         Section 4.3.1. However, if a Participant receives benefits pursuant to
         Section 6.3 (other than pursuant to Section 6.3.1), the Account shall be credited with gains and losses as provided in Section 4.3.2.
         Except as provided otherwise, if a Participant dies, Section 6.6 shall apply."

8. Section 6.6.1 of the Plan, as previously amended, is further amended by replacing said Section 6.6.1 with the following new Section 6.6.1:

                "6.6.1   Death After Benefit Commencement.  In the event a
         Participant dies after benefit payments have commenced (other than payments made pursuant to Section 6.7), the remaining benefit payments, if any, shall be paid to the Participant's Beneficiary in the same manner such benefits would have been paid to the Participant had the Participant survived. A Beneficiary may petition the Committee for an alternative method of payment. If such benefits were payable pursuant to Section 6.3, the Account shall continue to be valued during the payout period as provided in Sections 4.2, 4.3.2, and 6.4.3. If such benefits were payable pursuant to Section 6.2, the Account shall continue to be valued during the payment period as provided in Sections 4.2, 4.3.1 and 6.4.2. The Participant's Beneficiary may make the election to receive an immediate lump-sum payment of the balance of said Participant's Account in accordance with the provisions of Section 6.2 or Section 6.3.5, whichever is applicable, and all provisions therein relating to penalties shall apply to such election."

9. Section 6.6.2 of the Plan, as previously amended, is further amended (1) by replacing the second sentence of the first paragraph of such Section with the following new sentence:





AMENDMENT NO. 2 TO SUPPLEMENTAL
DEFERRED COMPENSATION PLAN FOR EXECUTIVES

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         "The amount of such pre-retirement death benefit is the Participant's
         Account as of the first Business Day of the calendar month which immediately follows the calendar month in which the Participant's death occurs annuitized over a ten-year period at an interest rate equal to the rate of one-year United States Treasury notes in effect as of September 30 of the Plan Year immediately prior to the Plan Year in which payment of the pre-retirement death benefit commences, as published by Salomon Brothers, Inc., or any successor thereto, or as determined by the Chief Financial Officer of the Company."

and (2) by replacing the third sentence of the second paragraph of said Section with the following new sentence:

         "Earnings on the Account shall continue to be credited during the payment period at an interest rate equal to the rate of one-year United States Treasury notes, said rate to be determined once each Plan Year and to be the rate in effect as of September 30 of the Plan Year immediately prior to the Plan Year to which it applies, as published by Salomon Brothers, Inc., or any successor thereto, or as determined by the Chief Financial Officer of the Company."

10. Section 9.1 of the Plan, as previously amended, is further amended by replacing the fourth sentence of said Section with the following new sentence:

         "Notwithstanding anything in this Section 9.1 to the contrary, the Committee may, in its discretion, amend the Plan to reduce or eliminate the penalty described in Section 6.2 and/or the penalty described in Section 6.3.5, in accordance with the provisions of such
         Section 6.2 and/or such Section 6.3.5."

11. Except as modified in this Amendment No. 2, the Plan, as previously amended, shall remain in full force and effect, including the Company's right to amend or terminate the Plan as set forth in Article 9 of the Plan, amended as provided above.

                                         H&R BLOCK, INC.


                                         By______________________________


                                         Its_____________________________





AMENDMENT NO. 2 TO SUPPLEMENTAL
DEFERRED COMPENSATION PLAN FOR EXECUTIVES

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